EXHIBIT 10.2

BAYVIEW BUSINESS PARK

STANDARD LEASE

BASIC LEASE INFORMATION

1.	Date: 6/16/03

2.	Lessor: Bayview Ignacio, LLC

P. O. Box 11068

Santa Rosa, Ca 95406

(707) 544-7050

(707) 523-7031 FAX

3.	Lessee: BioMarin Pharmaceutical Inc.

Address for Lessee Notices:  90 Digital Drive, Novato, California 94949

Phone:  (415) 884-6700

FAX:  (415) 382-7885

4.	Lessee Responsible Party: Jeffrey Landau, Vice President of Administration

Address of Responsible Party:  90 Digital Drive, Novato, California 94949

5.	Premises: The entire premises consisting of Building “O” located at 105 Digital Drive and Building “P” located at 90 Digital Drive, Novato, California

Total:  74,825 square feet

6.	Term: Ten full years (plus a partial month if Commencement Date is other than the 1st of the month)

7.	Estimated Commencement Date: November 1st, 2003 (Refer to Paragraph 3(d))

8.	Base Term Expiration Date: October 31st, 2013 (Based upon November 1st, 2003 Commencement Date)

9.	Initial Base Monthly Rent: $112,237.50

10.	Initial Security Deposit: $561,000.00

11.	Use: Administrative offices and storage. As part of the foregoing uses, Lessee may use the Premises for conference rooms, employee cafeterias and lunch rooms, boardrooms, telecommunications and data equipment rooms, training rooms, lobbies, and employee gymnasium and fitness rooms. Use of part or all of the Premises for lab is specifically excluded.

12.	Exhibits:

“A”        The Building

“B”        The Premises

“C”        Declaration of Covenants and Protective Standards

“D”        Insurance Endorsement Format

“E”         Estoppel Format

“F”         Lessee Hazardous Materials

“G”        Initial Improvement Concept Drawings

“H”         Preliminary Space Plans

“I”          Complete Working Drawings

(Note: Exhibits “G,H and I” to be combined and replaced with As Built Initial Interior Plans within 24 months of Commencement Date)

“J”          Exterior Preliminary Plans

“K”         Exterior Permit Plans

(Note: Exhibits “J and K” to be combined and replaced with As Built Exterior Plans within 24 months of Commencement Date)

“L”         Site Plan

13.	Addenda: Paragraphs 43 through 50.

In the event of conflict between any Basic Lease Information and the Lease, the former shall control.

Lessor	Lessee

BAYVIEW BUSINESS PARK

STANDARD LEASE

For and in consideration of the rents, covenants, conditions and agreements hereinafter reserved and contained, by Lessee, to be paid, kept, observed and performed, Lessor, Bayview Ignacio, LLC, leases unto Lessee and Lessee hires from Lessor the premises described in the Basic Lease Information (the Premises) together with appurtenances, situated in Buildings “O” at 105 Digital Drive and “P” at 90 Digital Drive located in Bayview Business Park (the Project or Property), in the city of Novato, county of Marin, state of California.

Said hiring and letting is upon each and every of the following terms and conditions:

1.	BACKGROUND:

The Lessor holds a fee simple interest in the Project and represents and warrants that Lessor has right, title and authority to enter into this agreement.

2.	LESSEE AUTHORITY:

If Lessee is a corporation, trust or general or limited partnership, or sole proprietor, each individual executing this Lease on behalf of such entity represents and warrants that he and/or she is duly authorized to execute and deliver this Lease on behalf of said entity. Lessee shall, prior to the execution of this Lease, deliver satisfactory evidence to Lessor of such authority. Failure to comply with this requirement within the time stated shall constitute a breach of the Lease.

3.	TERM:

a.	The term of this Lease shall be for a period of ten (10) years and one partial month (if applicable), beginning November 1st, 2003 and continuing until October 31st, 2013. Lessee shall be tendered occupancy of the Premises as of the stated Commencement Date.

b.	Lessor shall keep Lessee informed of any changes in the Commencement Date.

c.	If Lessor shall not have tendered possession of the Premises to Lessee such that the occupancy date thereof would be more than ninety (90) days after the commencement date set forth in paragraph “a” above, Lessee may at Lessee’s option by notice in writing to Lessor, cancel this Lease, in which event Lessor and Lessee shall be discharged from all obligations hereunder. In the event this Lease is cancelled by Lessee due to Lessor’s failure to diligently pursue work on the Premises to be performed by it, Lessor shall be discharged from all obligations under this Lease and shall not be liable for any other costs or damages which Lessee may suffer, except for return of advance rent payments and security deposits made by Lessee.

d.	In the event that the Lease commences on a date later than November 1st, 2003 pursuant to the terms of Subparagraph “c” above, or as otherwise agreed to by Lessor and Lessee, the Commencement Date shall be the date when possession of the Premises is delivered by Lessor to Lessee. In such event the Commencement Date shall be memorialized in writing acknowledged by both Lessor and Lessee.

4.	SECURITY DEPOSIT:

a.	Lessee shall deposit with Lessor upon execution of this Lease the sum indicated on the Basic Lease Information as initial security for Lessee’s full and faithful performance of Lessee’s obligations hereunder. Such deposit does not constitute an advance payment of any rent, including last months’ rent. If Lessee fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of such deposit for payment of any rent or other charge in default, or for the payment of any other sum to which Lessor may become obligated by reason of Lessee’s default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. Should Lessor so use, apply or retain all or any portion of such deposit, Lessee shall, within five (5) days after written demand therefor, deposit certified funds with Lessor in an amount sufficient to restore such deposit to the full amount hereinabove stated, and Lessee’s failure to do so shall be a material breach of this Lease.

b.	Lessor shall not be required or in any way obligated to keep such deposit separate from its general accounts. No trust relationship is created herein between Lessor and Lessee with respect to such deposit. If Lessee performs all of Lessee’s obligations hereunder, such deposit, or so much thereof as has not therefore been used, applied or retained by Lessor, shall be returned, without payment of interest or other increment for its use, except as otherwise set forth in Paragraph 4d below, to Lessee within twenty-one (21) days of the later of Lease expiration or Lessee’s vacating the Premises and return of keys to Lessor.

c.	If Lessee applies to Lessor for approval of changes, additions, improvements or modifications as described in Paragraphs 13 and 14 of this Lease (except with respect to the Initial Interior and Exterior Improvements as set forth in Paragraphs 49 and 50 of Addendum 1 to this Lease), Lessor may, at its sole option, require Lessee to increase the deposit by such amounts as are, in Lessor’s commercially reasonable discretion, necessary to restore the premises to its original condition at termination of this Lease. Such additional amounts, if any, will be subject to the provisions of this Paragraph 4.

d.	Lessor shall credit Lessee annually with interest on the Security Deposit, in the amount of the average of the Bank of America passbook rate for the previous year, against the next installment of the Base Monthly Rent due.

5.	USE:

The Premises are hereby leased to Lessee upon the express condition that Lessee shall use said Premises ONLY for the use indicated in the Basic Lease Information.

Lessee agrees that Lessee’s business shall be established and conducted through the term hereof in a first class manner; that Lessee will not use the demised Premises for, or carry on or permit upon said Premises any unreasonably offensive, noisy, dangerous or unlawful trade, business, manufacture or occupation or any nuisance or violation of public policy, nor permit any auction sale to be held or conducted on or about said Premises; that Lessee shall not commit, or suffer to be committed, any waste upon the Premises; that Lessee shall not do or suffer anything to be done upon said Premises which will cause structural injury to said Premises or the Building of which same form a part; that said Premises will not be overloaded and that no machinery, apparatus or other appliance shall be used or operated in or upon the Premises which will in any manner injure, vibrate or shake said Premises or the Building of which it is a part; that no use will be made of the Premises which will in any way impair the efficient operation of the sprinkler system within the Building containing the Premises; that Lessee will not abandon said Premises during the term hereof unless pursuant to an assignment of this Lease or subletting of the Premises approved by Lessor in the manner described elsewhere in this Lease; and that without the advance written permission of Lessor no musical instrument of any sort, or any noise-making device will be operated or allowed upon said Premises for the purpose of attracting trade or otherwise.

Lessee further agrees not to use or permit the use of the Premises or any part thereof for any purpose prohibited by law or which will increase the existing rate of insurance upon the Building in which the Premises may be located, or cause a cancellation of any insurance policy covering said Building or any part thereof. If any act or use of Premises on the part of Lessee shall cause, directly or indirectly, any increase of Lessor’s insurance premiums said additional premiums shall be paid by Lessee to Lessor upon demand. No such payment by Lessee shall limit Lessor in the exercise of any other rights or remedies, or constitute a waiver of Lessor’s right to require Lessee to discontinue such act or use.

No use shall be made or permitted to be made of the Premises or any part thereof, and no act done therein, which may unreasonably disturb the quiet enjoyment of any other tenant in the Project or the Building of which the Premises are a part. Lessee, at Lessee’s sole cost and expense, agrees to do all things necessary to:

1.	maintain the Premises in a clean, neat, sanitary and safe manner;
2.	to repair and maintain the interior of the Premises forming all or part of the Building in compliance and conformity with all municipal, state, federal laws and ordinances, and with the requirements of any other governmental board or authority, present or future, in any way relating to the condition, use or occupancy of the Premises throughout the entire term of this Lease and to the perfect exoneration from liability of Lessor,
3.	or if due to Lessee’s specific use of the Premises any governmental authority requires alterations, Lessee shall make such alterations at its sole cost and expense.

The judgment of any court or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such law, ordinance, requirement or order in the use of the Premises, shall be conclusive of that fact between Lessor and Lessee.

Lessee shall keep at the Premises, and maintain in good working condition, a sufficient number of fire extinguishers as determined by the Novato Fire Department or other agency of authority in this regard.

Lessee shall not, without prior written consent from Lessor, use any common area of the Project or Building(s) for any purpose not specifically granted in this Lease and Attachments (if any).

6.	ACCEPTANCE OF PREMISES BY LESSEE:

Lessor shall deliver the Premises in “broom-clean” good condition and repair upon the Commencement Date, including, without limitation, building systems (HVAC, fire life safety, mechanical, electrical, plumbing, elevators) and structural elements (roof, foundation, load bearing and exterior walls) and in compliance with applicable laws and governmental regulations (including without limitation, the Americans with Disabilities Act of 1990). Lessee has examined the Premises as of the date of this Lease and acknowledges and covenants to Lessor that same is in the condition represented by Lessor and fit and suitable for the use and purpose demised. Lessee hereby accepts the Premises “AS IS”, subject to the terms of this Lease.

7.	RENT:

a.	Starting with the commencement date of this Lease, Lessee shall pay to Lessor the Base Monthly Rent as indicated in the Basic Lease Information. The Base Monthly Rent shall be paid on the first (1st) day of each month during the term thereof without notice, demand or any offset, and shall be paid in lawful money of the United States. Lessee shall pay to Lessor one month’s Base Monthly Rent upon execution of this Lease, which shall be applied to the first (1st) month rent due hereunder.

b.	If the commencement date does not fall on the first (1st) of the month, or if Lessee with Lessor’s consent occupies the Premises prior to the commencement date, Lessee shall pay to Lessor rent for the first month of the term, prorated at 1/30th of the Basic Monthly Rent thereof per day. In this case, Lessee’s anniversary date shall be considered to be the first (1st) day of the month immediately following occupancy.

c.	The Basic Monthly Rent hereunder shall be increased during the term of the Lease as hereinafter provided, but in no event shall any adjustment to rent result in a reduction below the initial Basic Monthly Rent or any subsequently determined rent, whichever is higher.
d.	Rent shall be payable to Lessor at the address listed on the Basic Lease Information or to such other person(s) or at such other place(s) as Lessor may designate in writing.

8.	COST OF LIVING ADJUSTMENT:

a.	On each and every anniversary following the commencement of this Lease, the Basic Monthly Rent shall be adjusted for the ensuing twelve (12) months by the proportion that the Consumer Price Index All Items, All Urban Consumers in the San Francisco Bay Area, of the U.S. Department of Labor, Bureau of Labor Statistics, then most recently published, bears to the Consumer Price Index All Items, All Urban Consumers in the San Francisco Bay Area most recently published prior to the previous anniversary.
b.	Should the U.S. Department of Labor discontinue its computation and publication of said Consumer Price Index or the publication thereof should be delayed so as to prevent its use hereunder at the times required, there shall be substituted therefor by Lessor such other index or method of ascertaining changes in the price levels as, in the opinion of the Lessor, most closely resembles the Consumer Price Index and method of arriving at the index figure by said Bureau.
c.	The annual increase shall be not less than 3% nor more than 6%.

9.	OPERATING EXPENSES:

Lessee shall pay to Lessor in addition to the Basic Monthly Rent during the term hereof, Lessee’s share of all Operating Expenses, as hereinafter defined, during each month of the term of this Lease. “Lessee’s share” is defined, for the purposes of this Lease, as the percentage determined by division of Lessee’s Premises square footage divided by the rentable square footage of the Project. As of the Commencement Date, “Lessee’s Share” is 100%. As improvements, additions and deletions may affect the Project square footage, and/or Lessee may add space, this percentage may change from time to time. “Operating Expenses” is defined, for the purposes of this Lease, as all costs incurred by Lessor, including, but not limited to:

a.	the operation, repair and maintenance in neat, clean, good order and condition, of the common areas, including, but not limited to parking areas, loading and unloading areas, trash enclosures, roadways, sidewalks, parkways, driveways, landscaped areas, striping, irrigation systems, common area lighting, fences and gates;
b.	Fire detection systems, including sprinkler maintenance, monitoring and repair;
c.	Project management fees;
d.	The cost of premiums for liability, property and business income insurance policies elsewhere described in this Lease to be responsibility of Lessor and any deductible portion of an insured loss covered by said policies;
e.	Utility services to the Common Areas;
f.	Capital expenditures such as roofing, HVAC replacement, and parking lot resurfacing, etc. pro-rated over their useful life as reasonably determined by Lessor utilizing generally accepted accounting principles and procedures (“GAAP”);
g.	The prorata portion of a maintenance contract for the HVAC,
h.	All costs relating to Lessor’s employees for the Project;
i.	Other costs connected with the operation and maintenance of the Project.

The inclusion of the improvements, facilities and services set forth above shall not be deemed to impose an obligation upon Lessor to either have or provide said improvements, facilities or services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

Lessor shall maintain the Common Areas and other areas of the Project for which Lessor is responsible in good condition and repair as determined by Lessor in Lessor’s good faith and reasonable determination. The manner and method of operation, maintenance, upkeep and repair thereof, however, shall be at the sole and absolute discretion of Lessor, and all costs incurred in connection therewith by Lessor in good faith shall conclusively and finally bind Lessee.

Lessee’s share of Operating Expenses shall be payable by Lessee within five (5) days after a statement of expenses is presented to Lessee by Lessor. At Lessor’s option, however, an amount may be estimated by Lessor from time to time of Lessee’s share of Operating Expenses, which estimate shall be due within five (5) days after such estimate is presented to Lessee by Lessor. Lessor shall prepare and present to Lessee an actual statement of expenses as soon as is practical after such estimate has been presented, and shall credit Lessee any over-charge or bill any short-charge as may be actually due. Lessee shall have the right to request, in writing, copies of bills, invoices, and statements supporting any Operating Expenses billed, but not provided to Lessee with such bill, and Lessor shall provide such documentation not previously provided within thirty (30) days of receipt of such request which shall indicate Lessee’s share of each such bill, invoice or statement.

The following items shall be excluded from Operating Expenses:

a.	depreciation or payments of principal and interest on any mortgages upon the Buildings or Project,
b.	payments of ground rent pursuant to any ground lease covering the Project,
c.	the cost of utilities or services paid for directly by Lessee,
d.	any cost expressly excluded from Operating Expenses in an express provision contained in this Lease,
e.	costs resulting from Lessor’s violation of this Lease,

f.	any of Lessor’s general overhead, and administrative costs, which are not directly related to the operation of the Premises or the Project,

g.	costs resulting from any gross negligence or willful misconduct of Lessor or its employees or parties for which Lessor is responsible,

h.	any costs for which Lessor is reimbursed by any lessee or occupant of the Project or by insurance carried by Lessor, Lessee or any other party, or covered by any warranty to the extent such amounts are actually received by Lessor,

i.	the cost of services separately charged to and paid by any other lessee of the Project.

j.	Charitable or political contributions.

k.	costs incurred in developing, expanding, constructing, demolishing or reconstructing any tenant space or buildings in the Project other than the Premises, including, without limitation, architectural fees, engineering fees, space planning fees, construction costs, and attorney and other professional fees.

10.	UTILITIES:

Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises. Lessor’s reasonable determination thereof, in good faith, utilizing GAAP, shall be conclusive and shall be delivered to Lessee in writing. Such written statement from Lessor shall include copies of the jointly metered utilities and shall indicate the percentage charged to Lessee. Such amount shall be payable by Lessee within five (5) days of presentation of such statement.

Lessor shall have exclusive right of selection of power provider to the Premises. However, Lessee may select one or more alternative power providers to the Premises interior provided that:

1.	Such alternative power provider(s) are authorized to provide such service within the Sate of California,
2.	Such alternative power provider(s) require NO changes to the equipment which bring power to the Buildings,
3.	Lessee shall notify Lessor, in writing and in advance, of the alternative power provider(s) selected and shall provide Lessor with contact information for the selected provider(s).

To the best of Lessor’s knowledge at the time this Lease is executed, only the landscape irrigation water and power and exterior lighting power are not separately metered.

11.	INSURANCE:

a.	Liability Insurance: Lessee shall, at Lessee’s expense, obtain and keep in force throughout the term of this Lease, beginning upon Lessee taking possession of the Premises or the Commencement Date, whichever occurs first, and for a period of not less than two years following the expiration of this Lease, a policy or policies of General Liability Insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall provide bodily injury, property damage, personal injury, advertising injury, contractual liability and products-completed operations coverage and shall have combined single limits in an amount not less than $2,000,000 per occurrence or offense. The policy or policies shall provide fire legal liability coverage with limits of at least $1,000,000. The policy or policies shall also insure the risks assumed by Lessee of the indemnity provisions of Paragraph 15 of this Lease. The limits of said insurance shall not, however, limit or decrease the liability of Lessee hereunder.

b.	Additional Insured/Primary Insurance: Lessee will insure that the policy or policies required by subparagraph 11a. name Lessor as an additional insured and further provide that such insurance shall be primary to, and non-contributory with, any and all insurance maintained by Lessor. Lessee shall provide Lessor with an endorsement to the policy or policies required by subparagraph 11a. substantially identical to Exhibit “D” to this Lease.

c.	Property Insurance: Lessee shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to its fixtures, equipment, tenant improvements, inventory and other contents stored in the Premises, whether the property of Lessee or anyone else, in the amount of the full replacement value thereof, as the same may exist from time to time. Such policy or policies shall contain a waiver of subrogation provision specifying that the insurer(s) waives any right of recovery against Lessor to recover any payments made under the policy or policies.

d.	Insurance Policies: Insurance required hereunder shall be in companies holding a “General Policyholders Rating” of at least “A”, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of “Best’s Insurance Guide”. The insuring party shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this Paragraph. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. If Lessee is the insuring party, Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or binders thereof, or Lessor may, at Lessor’s sole option and discretion, order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee immediately upon demand.

e.	Waiver of Claims and Right of Subrogation: Lessor shall not be liable to Lessee, nor shall Lessor be liable to any person claiming under Lessee by lease, license, assignment or subrogation by operation of law or contract, or upon the Premises with the express, implied or constructive consent of Lessee, or for any loss of, or damage to or the destruction of the Premises, or some part or parts thereof, or any goods, furniture, fixtures or equipment thereon, for the interruption of any business, or for any injury to the person (including wrongful death)

or property of the Lessee or to any such persons claiming under Lessee, resulting from any cause whatsoever, including without limitation the sole negligence of Lessor, any broken pipe, water seepage, blocked drain, defective wiring, interruption in power, malfunction of any air conditioning, plumbing system, sewer, storm drain or the like.

f.	Fire and Extended Coverage Insurance: At all times from and after the date of commencement of this Lease, Lessor shall keep the Building of which the Premises are a part, but not the contents of the Premises or any property of Lessee or others, insured for the mutual benefit of Lessor and Lessee against (i) loss or damage by fire and such other risks as may be included in a standard form of Extended Coverage Insurance from time to time available, in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer within the terms of the applicable policies and, in any event, in an amount not less than one hundred percent (100%) of the then full replacement value of the Building, together with an addendum thereto providing for six (6) months rental income coverage payable to Lessor, (ii) loss or damage from leakage of sprinkler systems now or hereafter installed in the Building by Lessor in such amount as Lessor shall reasonably establish, and (iii) loss or damage resulting from explosion of steam boiler, air conditioning equipment, pressure vessels or similar apparatus, now or hereinafter installed in or on the Building by Lessor, in such amount as Lessor shall reasonably establish.

g.	Notice by Lessee: Lessee agrees to give prompt written notice to Lessor with respect to all events occurring upon the Premises which may be the subject of claims on insurance policies, whether policies are being maintained by Lessor or Lessee.

12.	TAXES:

a.	Definition of “Real Property Tax”: As used herein the term “real property tax” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license, fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax including any city, state or federal government or any school, agricultural, sanitary, fire, street, drainage, lighting or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor’s right to rent or other income therefrom, and as against Lessor’s business of leasing the Premises. The term “real property tax” shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of “real property tax”, or (ii) the nature of which was hereinabove included within the definition of “real property tax”, or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of transfer, either partial or total, of Lessor’s interest in the Premises or which is added to a tax or charge hereinabove included within the definition of “real property tax” by reason of such transfer, or (v) which is imposed by reason of this transaction, any modification or changes hereto, or any transfers thereof.

There shall be excluded from real property taxes all income taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Lessor’s gross income or profits unless the same is specifically included within the definition of real property taxes above or otherwise shall be imposed in lieu of real estate taxes or other ad valorem taxes. For example, assessment district fees would be included in real property taxes as items imposed in leiu of real estate taxes.

b.	Joint Assessment: If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from such information as may be reasonably available. Lessor’s determination thereof, in good faith, shall be conclusive. Lessee shall pay such proportion to Lessor within five (5) days of receipt of Lessor’s written notice thereof.

c.	Personal Property Taxes: Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere as it may affect the Project. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of the Lessor. If any of Lessee’s personal property shall be assessed with Lessor’s real property, Lessee shall pay the taxes attributable to Lessee within five (5) days of receipt of written notice thereof from Lessor or taxing entity.

13.	REPAIRS:

a.	Repairs by Lessee: Lessee agrees at its sole cost and expense to maintain, repair and keep the interior of the Premises forming a part of the Building, and all appurtenances (including without limitation wiring, plumbing, sewage system, heating and air cooling installation, all glazing and doors in or bordering the Premises and any store front) in good condition and repair during the term of this Lease, excepting only the foundations and structural portions of the Premises, damage thereto by fire, earthquake, civil insurrection and act of God or the elements. Upon request from Lessor, Lessee shall provide Lessor with evidence satisfactory to Lessor of Lessee’s maintenance contracts and invoices of repair. In the event Lessee fails to make the repairs required of Lessee within thirty (30) days from delivery of Lessor’s notice to Lessee to make such repairs (provided, however, that in the event the repairs reasonably require more than thirty (30) days to accomplish, Lessee shall not be in default, and Lessor shall not avail itself of any of Lessor’s remedies relating to the required repairs, if within such thirty (30) day period, Lessee commences such repairs and thereafter diligently prosecutes the same to completion, and provides Lessor with satisfactory proof thereof), Lessor, in addition to all other remedies available hereunder or by law, and without waiving any said alternative remedies, may make same and Lessee agrees to repay Lessor the cost thereof, plus ten percent (10%) of costs for Lessor’s administration expenses, within five (5) days of delivery of Lessor’s demand thereof. Failure by Lessee to pay same shall carry with it the same consequences as failure to pay any installment of rent. Lessee agrees during the full term of this Lease, at its sole cost and expense, to make all repairs and replacements of whatever kind or nature, to either the interior or exterior of the Premises, rendered necessary by reason of any act or omission of Lessee or its agents, servants or employees. Lessee waives all rights to make repairs at the expense of Lessor as provided for in any statute or law in effect at the time of the execution of this Lease or any amendment thereof or any other statute or law which may be hereafter enacted during the term of this Lease, or sooner termination hereof, and to surrender unto Lessor the Premises in the same condition as received, ordinary wear and tear and damage by fire, earthquake, civil insurrection, act of God or the elements alone excepted.

b.	Repairs by Lessor: Lessor agrees, after receipt of written notice of the necessity therefor, and should same not be caused by Lessee or by reason of Lessee’s occupancy or improvements, alterations, changes or modifications to the Premises (responsibility for such repairs to be that of Lessee), to initiate necessary repairs to the fire sprinkler system, foundations and other structural portions of the Premises forming a part of the Building, the common areas, the roof, exterior walls, parking areas, landscaping, wiring to the Building, plumbing and sewage system exterior to the Premises, within thirty (30) days or as soon as is reasonably practical.

14.	ALTERATIONS; LIENS; PERMITS:

a.	Except with respect to the Initial Interior Improvements and Initial Exterior Improvements as set forth in Paragraphs 49 and 50, the construction of which shall be pursuant to the provisions of Paragraphs 49 and 50 (and not pursuant to this Paragraph 14), Lessee agrees not to make any structural alterations of, changes in or additions to the Premises. Lessee agrees not to make any non-structural alterations of, changes in or additions to the Premises without the prior written consent of Lessor. Lessee shall be required to submit plans, specifications and a budget, as well as the name, address and license number of the general contractor performing the work, along with the application for Lessor’s consent. Notwithstanding the foregoing, Lessee agrees and acknowledges that (a) Lessor’s approval does not mean that such work is required under the Lease or has been requested by Lessor, and (b) such work will not materially enhance the value of Lessor’s property. Lessee shall provide Lessor with an estoppel statement, in a form approved by Lessor, from each of their contractors and/or sub-contractors, etc. stating that each of them agrees that Lessor has validly posted a Notice of Non-responsibility, that Lessor is NOT a participating owner (i.e., Lessee is not an agent of Lessor in performing any alterations, changes, additions or improvements. Such work is not a requirement of the Lease and does not materially enhance the value of Lessor’s property.) and that all lien rights against Lessor/owner are waived and released. Lessee’s failure to provide such estoppels shall constitute reasonable cause for Lessor to withhold approval of the contractor and/or sub-contractors, and NO work may commence unless/until Lessor approves. Lessee agrees that all non-structural alterations, changes, additions and improvements, including fixtures, made in, to or on the Premises, except unattached movable business fixtures, shall be removed by Lessee at Lessee’s sole cost on or before the termination of the Lease, and the Premises restored to substantially the same condition as existed prior to the Lease. If requested by Lessee in writing at the time of any request for Lessor’s approval of Lessee’s proposed work in and to the Premises, Lessor may agree in its sole discretion (and only in writing) to allow such alterations, changes, additions or improvements to be surrendered to Lessor at the termination of this Lease, but only subject to Lessee’s written agreement that such items have been surrendered to Lessor so that Lessee may avoid the expense of removing the same, and that such additions, changes, alterations or improvements do not materially enhance the value of Lessor’s property. Lessee agrees that if any such alterations, changes, additions or improvements are approved by Lessor, Lessee shall take all steps necessary to assure the completion of same in a good and workmanlike manner and in compliance with applicable code, and shall, at Lessee’s sole cost and expense, secure any permits or licenses which may be required by government agency. Lessee further agrees to pay for any and all taxes levied upon such alterations, changes, additions or improvements, where such taxes are levied by a duly authorized government entity.

b.	Lessee agrees that no such alterations, changes, additions or improvements will commence until seven (7) days after Lessee’s receipt of written consent of Lessor as required by this Paragraph in order that Lessor may post appropriate notices to avoid liability on account thereof. Lessee shall also give Lessor written notice of the actual start of construction of each component of the work (i.e., each separate trade or subcontractor’s work) within 48 hours after such construction commences to permit Lessor to post Notices of Non-responsibility. Lessee agrees to indemnify and save harmless Lessor from all liens, claims or demands arising out of any work performed, materials furnished or obligations incurred by or for Lessee upon the Premises during the entire term of this Lease, and agrees not to suffer any such lien or other lien to be created.

c.	Notwithstanding anything contained herein to the contrary, Lessee shall have the right to make non-structural alterations, changes or additions to the Premises for which a building or other permit is not required without Lessor’s written approval, and without submitting plans, specifications and budget in connection therewith. Lessee shall, however, timely provide Lessor with sufficient information in writing that Lessor shall be able to prepare and post notices of non-responsibility in connection therewith, and Lessee shall otherwise follow the other requirements of this Paragraph 14 in connection with such alterations, changes or additions. Lessee shall, if requested, provide Lessor with updated plans or specifications on completion of any such work.

15.	RELATIONSHIP OF THE PARTIES:

Neither Lessor nor Lessee intends that any relationship exists between them other than that of Lessor and Lessee under this Lease. No relationship as partners, co-venturers or principal and agent is formed other than as specifically set forth in the Lease. Specifically, and with regard to tenant improvements performed by Lessee’s contractors and/or sub-contractors, Lessor is not a participating owner and claims no ownership interest in such tenant improvements (i.e. Lessee is not an agent of Lessor in performing any alterations or improvements. Such work is not a condition of the Lease and does not materially enhance the value of Lessor’s property).

16.	HOLD HARMLESS:

This Lease is made upon the express condition that Lessee agrees to indemnify, keep save and hold Lessor free and harmless from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any injury or damage to any person or persons, including without limitation, Lessee, its invitees, servants, agents and employees, or property of any kind whatsoever and to whomsoever belonging, including, without limitation, Lessee, its invitees, servants’, agents’ and employees’, from any cause or causes whatsoever, excepting the gross negligence or willful misconduct of Lessor, while in, upon, or in any way connected with said demised Premises or the Building or Project of which the Premises are a part, or its appurtenances, or the sidewalks adjacent thereto, during the term of this Lease or any occupancy hereunder, Lessee hereby covenants and agrees to defend, indemnify, protect and save Lessor harmless from all liability, loss, costs and obligations on account of or arising out of any such claims, injuries or losses, however occurring, excepting those that are a result of Lessor’s gross negligence or willful misconduct. In the event of any breach by Lessee of any of the requirements of Paragraph 11 Insurance, then Lessee’s indemnity obligations shall be extended to include any benefits to which Lessor would have been entitled under the policy or policies described in Paragraph 11 Insurance, and Lessee shall be obligated to provide Lessor with all of the benefits that would have been furnished under such policy or policies, and Lessee shall assume all of the obligations of an insurer under such policy or policies in addition to any other remedy available to Lessor, either provided in this Lease or by law. Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares and merchandise in, upon or about the Premises and for injuries to Lessee, his agents or third persons in or about the Premises from any cause arising at any time including, without limiting the generality of the foregoing, damages arising from the sole negligence of Lessor, from acts or omissions of other tenants of the Building or Project of which the Premises are a part and from failure of Lessor to make repairs.

Lessor shall indemnify, protect, defend and hold Lessee (and Lessee’s invitees, servants, agents, employees and contractors) harmless from and against any and all claims, demands, actions, obligations, losses, liabilities, damages, costs, and expenses incurred by or asserted against Lessee in connection with any claim, action, or demand for bodily injury or death or property damage arising out of any gross negligence or willful misconduct of Lessor or any of Lessor’s employees or officers occurring on or about the Common Areas, the Buildings or the Project; provided, however, that the foregoing shall not apply to the extent of any gross negligence or willful misconduct of Lessee (or Lessee’s invitees, servants, agents, employees or contractors). Lessor’s obligations and Lessee’s obligations under this Paragraph 16 shall survive the expiration or earlier termination of this Lease.

17.	ENTRY AND INSPECTION:

Lessee agrees that Lessor and his agents may enter upon the Premises to inspect same, to submit them to a prospective purchaser, lender or lessee or to make any changes, alterations or repairs which Lessor shall consider necessary for the protection, improvement or preservation thereof, or of the Building in which the Premises are situated, or to make changes in the plumbing, wiring, meters or other equipment, fixtures or appurtenances of the Building, or to post any notice provided for by law, or otherwise to protect any and all rights of Lessor. Lessor shall provide Lessee reasonable notice of intent to enter, except in case of emergency. Lessor shall have the right to erect and maintain all necessary or proper scaffolding or other structures for the making of such changes, alterations or repairs (provided the entrance to the Premises shall not be blocked thereby and that such work shall be completed with diligence and dispatch) and there shall be no liability against Lessor for damages thereby sustained by Lessee, nor shall Lessee be entitled to any abatement of rent by reason of the exercise by Lessor of any such rights herein reserved. Nothing herein contained shall be construed to obligate Lessor to make any changes, alterations or repairs. Notwithstanding anything contained in this Paragraph 17 to the contrary, Lessor shall coordinate the work which Lessor undertakes in the Premises with Lessee, and use reasonable efforts to minimize interference with Lessee’s use of the Premises or the conduct of Lessee’s business, except in case of emergency. Lessee further agrees that at any time after nine (9) months prior to the termination of this Lease, Lessor may place thereon “To Let” or “To Lease” signs.

18.	EASEMENTS:

Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so in a timely manner shall constitute a material breach of this Lease.

Notwithstanding anything contained herein to the contrary, Lessee shall have no obligation to execute any such documents if the effect of such documents would materially and adversely effect Lessee’s use or quiet enjoyment of the Premises pursuant to the terms of the Lease. In such event, Lessee shall notify Lessor in writing and within a reasonable time of such material and adverse effects and the parties shall cooperate with each other in good faith to attempt to achieve a mutually satisfactory resolution.

19.	ESTOPPELS:

Lessee agrees, at any time and from time to time within seven (7) days of written request from Lessor to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications) and the dates to which rent and other charges have been paid in advance, if any, and any other matters reasonably requested by Lessor, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any present or perspective purchasers, mortgagee or assignee(s) of any mortgagee of the Premises. Failure of Lessee to comply with any and all provisions of this Paragraph shall constitute a breach of the Lease.

Lessor agrees, at reasonable times and intervals, but not more than twice per year, within fourteen (14) business days of receipt of written request from Lessee to execute, acknowledge and send to Lessee a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications) and the dates to which rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by the party requesting such estoppel. Notwithstanding the foregoing, such estoppel shall not contain any subordination terms or conditions obligating Lessor to subordinate any interest of Lessor in the Project, the Premises or the Lease.

20.	MULTIPLE TENANT BUILDING:

In the event that the Premises are a part of a larger building or group of buildings, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time, including but not limited to the management, safety, operation, care and cleanliness of the Building and grounds, the parking of the vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the Project. Violation of any such rules and regulations shall be deemed a breach of this Lease by Lessee.

21.	SIGNS:

Lessee agrees not to inscribe, paint or affix any signs, advertisements, placards or awnings on the exterior or roof of the Premises or upon the entrance doors, windows, monuments, or the sidewalk on or adjacent to the Premises without the written consent of Lessor first obtained. Any signs so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee, then Lessor may have same so removed at Lessee’s expense. Lessee shall not be allowed to use the name of the Project, or words to such effect in connection with any business carried on in the Premises (except as the address of the Lessee) without the written consent of Lessor. Lessor reserves the right to change the name and title of the Project and Building at any time during the term of said Lease. Lessee hereby expressly agrees to such change at the option of Lessor and waives any and all damage occasioned thereby.

22.	ABANDONMENT:

If Lessee should abandon or surrender Premises or be dispossessed by process of law, in addition to all other remedies of Lessor, Lessor, at its option, may deem that any personal property belonging to Lessee left on the Premises is abandoned and/or Lessor may at once enter upon the Premises and remove therefrom any and all equipment, fixtures and merchandise therein and may sell same at public or private sale at such price and upon such terms as Lessor may determine, without notice to or demand upon Lessee. Out of the proceeds of such sale Lessor may reimburse itself for the expense of such taking, removal and sale and for any indebtedness of Lessee to Lessor and the surplus, if any, shall be accounted for to Lessee at Lessee’s last known address.

23.	DESTRUCTION; RENEWAL:

a.	In the event of damage or destruction to the Premises during the term hereof which Lessor is obligated to repair by the terms of this Lease, Lessor shall forthwith repair the same, provided such repairs can be made within ninety (90) days under the laws and regulations of State, Federal, County or Municipal authorities, but such destruction shall in nowise annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the Premises. If such repairs cannot be made within ninety (90) days, Lessor may, at its option, make same within a reasonable time, in which event this Lease shall continue in full force and effect and the monthly rent shall be proportionately reduced as aforesaid in this Paragraph provided. In the event that Lessor does not so elect to make such repairs which cannot be made within one hundred eighty (180) days, this Lease may be terminated at the option of either party. In the event that the Building of which the Premises are a part is damaged or destroyed to the extent of one-third (33.33%) or more of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not, provided, however, if Lessee so requests (except if the Lease is in the final twelve (12) months of its initial term) (I) if there are adequate insurance proceeds available to restore the Premises, then Lessor shall restore the Premises, and (ii) if there are insufficient insurance proceeds available to restore the Premises, but Lessee agrees to, and does, provide funds required in addition to the insufficient insurance proceeds to restore the Premises, then Lessor shall restore the Premises, or allow Lessee to restore the Premises at no cost to Lessor; provided further that Lessor shall assign or deliver the insurance proceeds to Lessee if Lessee is restoring the Premises and the insurance proceeds are payable to Lessor (but not to Lessee) under the applicable insurance policy or policies. If more than one-third (33.33%) of the Premises are damaged or destroyed, and repairs cannot be made within one hundred-eighty

(180) days, Lessee may, at its option, elect to terminate this Lease and shall notify Lessor of such election in writing.

b.	Notwithstanding anything herein to the contrary, if, at any time during the term hereof, any governmental agency having jurisdiction over the Premises of Building(s) of which the Premises are a part, shall require the making of any repairs, improvements or alterations to said Building(s) or Premises, and Lessor determines to demolish said Building(s) or Premises rather than to make said repairs, improvements or alterations, or allow same to be made, Lessor, upon written notice to Lessee as soon as is practical, shall have the right to terminate this Lease. Upon the date specified in such notice, this Lease shall terminate and Lessor shall have no further liability to Lessee except that Lessor shall refund to Lessee any unearned rents and shall return the balance of security deposit after such offsets as may be provided in this Lease. In the event Lessor had heretofore given written consent to any leasehold improvements upon the Premises made and paid for by Lessee, and had agreed, in writing, as to the cost thereof, Lessor shall pay to Lessee upon such termination the unamortized portion of such cost as the number of full calendar months remaining in the original term of this Lease bears to the total number of calendar months is said original term.

24.	CONDEMNATION:

If any part of the Premises or of the Building of which same are a part (even if no part of the Premises be taken) be condemned for a public or quasi-public use by right of eminent domain, with or without litigation, or transferred by agreement in connection with such public or quasi-public use, this Lease, as to the part so taken, shall terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of rent as the value of the part remaining after condemnation bears to the value of the entire Premises at the date of condemnation. In such event Lessor shall have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor. If more than one-third (33.33%) of the Premises is taken, Lessee at Lessee’s option to be exercised in writing within ten (10) days after Lessor shall have given written notice to Lessee of such taking (or in absence of such notice, within ten (10) days after the condemning authority shall have taken possession or title), terminate this Lease as of the date the condemning authority takes such possession or title.

All compensation awarded upon such condemnation or taking shall belong and be paid to Lessor and Lessee shall have no claim thereto, and Lessee hereby irrevocably assigns and transfers to Lessor any right to compensation or damages to which Lessee may become entitled during the term hereof by reason of the condemnation of all or part of the Premises.

Notwithstanding anything contained herein to the contrary, if any award includes amounts specifically allocated to Lessee’s personal property, fixtures or equipment, then Lessee shall be entitled to that portion of such award, less costs and fees reasonably incurred by Lessor in recovering such amounts (if Lessor is not otherwise compensated for such costs and fees as part of the award). Further, nothing contained herein shall prohibit Lessee from instituting its own claim for compensation against the governmental agency in the event of condemnation, in the event Lessor does not claim compensation on account of Lessee’s property.

25.	SALE OF PREMISES:

In the event of a sale or conveyance by Lessor of the Premises, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor. If any security be given by Lessee to secure faithful performance of Lessee’s covenants in this Lease or any rent shall have been prepaid, Lessor may transfer same as such to the purchaser of the reversion thereon and thereupon Lessor shall be discharged from any further liability in reference thereto.

In the event of such sale, if Lessor does not transfer such security or prepaid rent remaining from that paid or provided by Lessee after deduction of amounts owing to Lessor by Lessee as provided in this Lease, if any, then Lessee shall not be liable to the successor in interest for replacement of such remaining security or rent not transferred, and Lessee may exercise its legal and equitable remedies in connection therewith if the same is not returned to Lessee at the termination or expiration of this Lease as and to the extent required by this Lease.

26.	COSTS OF SUIT:

Lessee agrees that if Lessor is involuntarily made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of Lessee and not because of any act or omission of Lessor, then Lessee shall hold Lessor harmless from all liability by reason thereof, including reasonable attorney’s fees incurred by Lessor in such litigation and all court costs. If legal action be brought by either party hereto for the unlawful detainer of the Premises, for the recovery of any rent due under the provisions of this Lease, or due to any breach of any term, covenant, condition or provision thereof, the party prevailing in said action (Lessor or Lessee as the case may be) shall be entitled to recover from the party not prevailing court costs and a reasonable attorney’s fee which shall be fixed by the Judge of the Court. The entry of a dismissal without prejudice shall not create a prevailing party.

Lessor agrees that if Lessee is involuntarily made a party defendant to any litigation concerning this Lease or the Premises by reason of an act or omission that is solely attributable to Lessor or parties for which Lessor is responsible, and not because of any act or omission of Lessee or any third party for which Lessor is not responsible, then Lessor shall hold Lessee harmless from all liability by reason thereof, including reasonable attorney’s fees incurred by Lessee in such litigation and all court costs.

27.	SECURITY MEASURES:

Lessee hereby acknowledges that the rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor has no obligation whatsoever to provide it. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees, the Premises and any property on the Premises from acts of third parties.

28.	PERFORMANCE UNDER PROTEST:

If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

29.	ASSIGNMENT AND SUBLETTING:

a.	Lessor’s Consent Required: Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent. Lessee shall provide Lessor with documentation including, but not limited to the sublease or assignment document, the legal name of the proposed subtenant/assignee, financial statements for the proposed subtenant/assignee, proposed use of the premises, the type of business to be conducted by proposed subtenant/assignee, estimated cost of Tenant Improvements and commissions, if any, and any other documentation required by Lessor to make a reasonable determination. ( For the purposes of this section 28 it shall be deemed reasonable for Lessor to deny a tenant, subtenant or assignee to sublet or assign the Premises at less than the Base Rent payable under this Lease. ) Lessor shall respond to Lessee’s request for consent hereunder in a timely manner. Except as set forth in Subparagraph 29b below, any attempted assignment, transfer, mortgage, encumbrance or subletting without Lessor’s written consent, which shall not be unreasonably withheld, conditioned or delayed, shall be void and shall constitute a breach of this Lease.

b.	Lessee Affiliate: Notwithstanding the provisions of Paragraph 29a above, Lessee may assign this Lease or sublet the Premises, or any portion thereof, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided in the case of assignment that said assignee assumes, in full, the obligations of Lessee under this Lease. For the purposes of this section, Lessor’s consent shall not be required. However, Lessee agrees to notify Lessor in writing within five (5) days of such assignment or subletting, which notice shall include the legal name, contact person and contact information, type of business and current financial statements of the Lease Affiliate.

c.	No Release of Lessee: Regardless of Lessor’s consent, no subletting or assignment shall release Lessee of Lessee’s obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person or entity shall not be deemed a waiver by Lessor of any provision hereunder. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee or sub-tenant. Lessor may or may not consent to subsequent assignments or subletting of this Lease, or amendments or modifications to this Lease with assignees of Lessee, with or without notifying Lessee, or any successors of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

d.	Attorney’s Fees: In the event Lessee shall assign or sublet the Premises or request consent of Lessor to any assignment or subletting, or if Lessee shall request the consent of Lessor for any act Lessee proposes to do, then Lessee shall pay Lessor’s attorney’s fees and any other costs incurred in connection therewith.

e.	Lessor’s Right of Recapture: If Lessee desires any assignment or subletting pursuant to this Paragraph 29, other than to a Lessee Affiliate, Lessee shall, in writing, first offer the space to Lessor for recapture under the same terms and rate as Lessee intends to market the space. Lessor shall have fifteen (15) days to accept the space at the terms and rate offered. If Lessor does not accept the space for recapture, then Lessee may market the space. Should Lessee change the terms or rate of the space, it must again be offered to Lessor, in writing, and Lessor shall have fifteen (15) days to accept or decline the recapture. If Lessor accepts the offer, it shall do so by mailing written notice of its acceptance to Lessee within fifteen (15) days after Lessor receives Lessee’s offer. Lessee shall be entitled to withdraw its notice of intent to assign or sublet at any time until Lessor accepts Lessee’s offer. If only a portion of the Premises would be affected by a sublease or assignment, then Lessor shall have the right to reacquire the portion affected. If Lessor elects to reacquire the portion affected under this provision, Lessee shall be required to provide without charge reasonable and appropriate access to the portion affected and reasonable use of any common facilities.

Should Lessor decline the recapture and Lessee is successful in locating an approved sub-lessee as provided in this Lease, at a rate greater than the Lease rate, then Lessee shall pay to Lessor an amount equal to 50% (fifty percent) of the profit, determined after Lessee’s reasonable cost of brokerage commissions and tenant improvements required in connection with such sublease, each month in advance for the duration of the sub-lease term.

30.	CONFLICT:

Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions, where both parties have initialed such provisions.

31.	SUBORDINATION:

a.	This Lease, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease or the date of recording thereof.

b.	Lessee agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be provided that any such documents contain a non-disturbance provision accepting Lessee’s tenancy under the Lease in the event of execution by the beneficiary(ies) of such documents under their rights under such documents. Lessee’s failure to execute such documents within seven (7) days after written demand shall constitute a default by Lessee hereunder.

c.	Within sixty (60) days from the non-contingent execution of this Lease, Lessor shall use its best efforts to obtain a commercially reasonable non-disturbance agreement (“Non-Disturbance Agreement”) from the holder of any pre-existing loan secured by the Premises.

32.	SURRENDER OF LEASE:

No act or conduct of Lessor, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Lessee prior to the expiration of the term hereof, and such acceptance by Lessor of surrender by Lessee shall only flow from and must be evidenced by a written acknowledgement of acceptance of surrender by Lessor. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger and shall, at the option of the Lessor, terminate all or any existing subleases, or subtenancies or may, at the option of the Lessor, operate as an assignment to him of any or all such subleases, or subtenancies.

33.	HOLDING OVER:

Should Lessee hold over the term hereby created with written consent of Lessor, Lessee shall become a tenant from month to month at one hundred fifty percent (150%) of the rent payable hereunder for the prior six (6) months, and otherwise upon the covenants and conditions in this Lease contained, and shall continue to be such tenant until thirty (30) days after either party hereto serves upon the other written notice of intent to terminate such monthly tenancy. Should such termination occur on any day other than the last day of the month, any unearned prepaid rent shall be prorated based on a 30 day month and shall be credited to Lessee’s account as additional security deposit, to be disbursed according to the provisions of Paragraph 4.

34.	NOTICES:

It is agreed between the parties hereto that any notice required hereunder or by law to be served upon either of the parties shall be in writing and shall be delivered personally upon the other or sent by first class mail, postage prepaid, commercial delivery service or by facsimile, addressed to the addresses listed in the Basic Lease Information or such other address as may be from time to time furnished in writing by Lessor to Lessee or by Lessee to Lessor, each of the parties waiving personal or any other service than as in this Paragraph provided for. Notice by first class mail shall be deemed to be communicated the second business day from the time of mailing. Notice by any other means shall be effective upon delivery, or refusal of delivery.

35.	DEFAULTS; REMEDIES:

a.	Defaults: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee:
1.	The abandonment of the Premises by Lessee or assignee or sublessee as applicable.
2.	The failure of Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due.
3.	The failure by Lessee to observe or perform any conditions, covenants or provisions of this Lease to be observed or performed by Lessee, other than described in (i.) above, where such failure shall continue for a period of seven (7) days after written notice thereof from Lessor to Lessee provided, however, that if the nature of Lessee’s default is such that more than seven (7) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said seven (7) day period and thereafter diligently prosecutes such cure to completion.
4.	The making by Lessee of any general arrangement or assignment for the benefit of creditors;
5.	The appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or
6.	The attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease where such seizure is not discharged within thirty (30) days. Provided, however, in the event that any provision in this Paragraph is contrary to any applicable law, such provision shall be of no force or effect.

7.	The discovery by Lessor that any financial information given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee’s obligation hereunder, and any of them, was materially false.

b.	Remedies: In the event of any such default or breach by Lessee, Lessor may at any time thereafter, by written notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

1.	Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, but not limited to, the cost of recovering possession of the Premises, attorney’s fees, any real estate commission actually paid, the balance remaining of unamortized tenant improvements, if any, the worth at the time of award by the court having jurisdiction thereof of the unpaid rent which had been earned at the time of termination; the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform his obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.
2.	Maintain Lessee’s right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder.
3.	Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

c.	Default by Lessor: Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, after written notice by Lessee to Lessor specifying wherein Lessor has failed to perform such obligations provided, however, that if the nature of Lessor’s obligations is such that more than sixty (60) days are required for performance then Lessor shall not be in default if Lessor commences performance within such sixty (60) day period and thereafter diligently pursues the same to completion.

d.	Late Charges: Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and/or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by terms of any mortgage or trust deed covering the premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor (or Lessor’s designee, if applicable) within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount, plus accrued interest at the maximum amount allowable by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or other sum within a twenty-four (24) month period, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Paragraph 8 or any other provision of this Lease to the contrary. After thirty-six (36) months of timely payments thereafter, Lessee may apply to Lessor in writing, and Lessor shall approve of Lessee’s right, to return to monthly payments, in advance, as provided in this Lease.

e.	Impounds: In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other sum due hereunder within a twenty-four (24) month period, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, due on the first (1st) day of each month, as estimated by Lessor for the real property tax, insurance and operating expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such taxes, premiums and expenses. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such taxes, premiums and expenses as the same shall become due, Lessee shall pay to Lessor, upon Lessor’s demand, such additional sums as necessary to pay such obligations. All monies paid to Lessor under this Paragraph may be intermingled with other monies of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from the funds paid to Lessor under the provisions of this Paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of taxes, premiums and/or expenses. After thirty-six (36) timely payments thereafter, Lessee may apply to Lessor in writing, and Lessor shall approve of Lessee’s right, to return to monthly payments as provided in this Lease.

36.	CUMULATIVE REMEDIES; NON-WAIVER:

The receipt by Lessor of any rent or payment with or without knowledge of the breach of any covenant hereof shall not be deemed a waiver of any such breach and no waiver by Lessor of any sum due hereunder or any provision hereof shall be deemed to have been made unless expressed in writing and signed by Lessor. No delay or omission in the exercise of any right or remedy accruing to Lessor upon any breach by Lessee under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or hereafter occurring. The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to Lessor either hereunder or by law shall be cumulative and not alternative and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law.

37.	ADDITIONAL RENT:

Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent. Any amount due to Lessor, if not paid when due, shall bear interest from the date due until paid at the maximum amount allowable by law. Payment of interest shall not excuse or cure any default hereunder by Lessee.

38.	INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS:

This Lease contains all agreements of the parties hereto with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Lessor nor any employees or agents of any said persons has made any oral or written warranties or representations relative to the condition or use by Lessee of the Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically state in this Lease.

39.	COMPLIANCE WITH APPLICABLE LAWS:

Lessee shall use the Premises in accordance with all applicable laws and government regulations. If any law or government regulation (such as, but not limited to, the Americans With Disabilities Act of 1990) should require renovation or alteration of the Premises, Lessee shall be responsible for such alteration or renovation and shall pay all costs and expenses required to alter or renovate the Premises to conform to any such law or governmental regulation. If any law or governmental regulation (such as, but not limited to, the Americans With Disabilities Act of 1990) should require the renovation or alteration of the Common Area(s), Lessor shall be responsible for such renovation or alteration and shall pay all costs and expenses required to alter or renovate the Common Area(s) to conform to any such law or governmental regulation. All such costs and expenses required to alter or renovate the Common Area(s) to conform to any such law or governmental regulation shall be included in the Operating Expenses as provided in Paragraph 9 of this Lease. Lessee shall indemnify and defend Lessor against any loss suffered or liability incurred by Lessor, and all actions, suits, damages or claims brought against Lessor as a result of Lessee’s failure to use the Premises in accordance with any such law or governmental regulation.

40.	ENVIRONMENTAL MATTERS:

a.	The term “Hazardous Materials” as used herein shall mean any petroleum products, asbestos, polychlorinated biphenyls, P.C.B.’s, chemicals, compounds, materials, mixtures or substances that are now or hereinafter defined, listed in or otherwise classified as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant”, or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity or toxicity pursuant to any federal, state or local environmental law, regulation, ordinance, resolution, order or decree relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, release, disposal or transportation of the same (“Hazardous Materials Laws”).

b.	Lessee shall not use, manufacture, store, release, dispose or transport any Hazardous Materials in, on, under or about the Premises, the Building or the Project without giving prior written notice to Lessor and obtaining Lessor’s prior written consent, which consent Lessor may withhold in its sole discretion. Lessee shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required in connection with Lessee’s generation, use, storage, disposal and transportation of Hazardous Materials. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials laws, Lessee shall cause any and all Hazardous Materials to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Regardless whether permitted under the Hazardous Materials laws, Lessee shall not maintain in, on, under or about the Premises, the Building or the Project any above or below ground storage tanks, clarifiers or sumps nor shall any wells for the monitoring of ground water, soils or subsoils be allowed. Notwithstanding anything contained in this Subparagraph to the contrary, Lessor and Lessee acknowledge that Lessee will utilize the Hazardous Materials described in Exhibit “F” attached hereto, and Lessor agrees that Lessee may utilize such materials provided that Lessee complies with the provisions of this Paragraph 40 and with the allowed uses stated elsewhere in this Lease.

c.	Lessee shall immediately notify Lessor in writing of any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials law; any claim made or threatened by any person or entity against Lessee or the Premises, Building and/or Project relating to damage, contribution, cost, recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; any reports, information, inquiries or demands made, ordered or received by or on behalf of Lessee which arise out of or in connection with the existence or potential existence of any Hazardous Materials in, on, under or about the Premises, the Building or the Project, including, without limitation, any complaints, notices, warnings, asserted violations, or mandatory or voluntary informational filings with any governmental agency in connection therewith, and immediately supply Lessor with copies thereof.

d.	Lessee shall indemnify, defend (by counsel reasonably acceptable to Lessor), protect, and hold Lessor, and each of Lessor’s partners, officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, fines, penalties, forfeitures, losses, cleanup and remediation costs or expenses (including attorney fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly by Lessee’s use, analysis, generation, manufacture, storage, release, disposal or transportation of Hazardous Materials by Lessee, Lessee’s agents, employees, contractors, licensees or invitees to, in, on, under, about or from the Premises, the Building or the Project or Lessee’s failure to comply with any Hazardous Materials law. Lessee’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup, detoxification or decontamination of the Premises, the Building or the Project, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of this Lease.

e.	Lessor shall have the right to enter the Premises during regular business hours upon reasonable prior notice at all times for the purposes of ascertaining compliance by Lessee with all applicable Hazardous Materials laws, provided, however, that in the instance of an emergency Lessor’s entry onto the Premises shall not be restricted to regular business hours nor shall notice be required.

f.	Lessor shall have the option to declare a default of this Lease for the release or discharge of Hazardous Materials by Lessee, Lessee’s employees, agents, contractors or invitees on the Premises, Building or Project or in violation of law or in deviation from prescribed procedures in Lessee’s use or storage of Hazardous Materials. If Lessee fails to comply with any of the provisions under this entire Paragraph 39, Lessor shall have the right, but not the obligation, to remove or otherwise cleanup any Hazardous Materials from the Premises, the Building or the Project. In such case, the costs of any Hazardous Materials investigation, removal or other cleanup (including, without limitation, transportation, storage, disposal, attorney fees and costs) will be deemed additional rent due under this Lease, whether or not a court has ordered the cleanup, and will become due and payable on demand by Lessor.

g.	Notwithstanding anything contained in this Paragraph 40 to the contrary, Lessee shall not be responsible for the presence or remediation of any Hazardous Materials located on, over, below or about the Premises which were present in such locations as of the Commencement Date.

41.	MISCELLANEOUS:

a.	Lessee and Lessee’s Guarantor, if any, agree to deliver to Lessor, within thirty (30) days from written request therefore (but not more frequently than once each calendar year) a balance sheet prepared and certified by a Public Accountant or Certified Public Accountant showing the true and accurate net worth of Lessee and said Guarantor, if any, as of the close of Lessee’s and said Guarantor’s most recent accounting period.

b.	In case there is more than one Lessee, the obligations of Lessee executing this Lease shall be joint and several. The words “Lessor” and “Lessee” as used herein shall include the plural as well as the singular. The covenants and agreements contained herein shall be binding upon and enforceable by the parties hereto and their respective heirs, executors, administrators, successors and assigns, subject to the restrictions herein imposed on assignment by Lessee.

c.	Time is of the essence of this Lease and each and every covenant, condition and provision herein contained.

d.	The paragraph headings are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of this agreement or any provision thereof or in any way affect this agreement.

e.	In the event there is a Guarantor of this Lease, said Guarantor shall have the same obligations as Lessee under this Lease.

42.	ADDENDA:

Attached hereto is an addendum or addenda as indicated on the Basic Lease Information which constitute(s) a part of this Lease.

IN WITNESS WHEREOF, the parties hereto have subscribed their names, and if corporations, executed this Lease by officers thereunto duly authorized by resolution of said corporations, in duplicate, the day and year stated below.

Lessee: BioMarin Pharmaceutical Inc.	Lessor: Bayview Ignacio, LLC

/s/ Jeff Landau	/s/ Daniel Condiotti

By:	By:

Senior Vice President, Administration 6/16/03	Manager 6/16/03

Title Date	Title Date

/s/ Louis Drapeau

By:

Chief Financial Officer 6/16/03

Title Date

ADDENDUM 1

43.	Parking.

Throughout the Term of this Lease Lessee shall be entitled to the use of parking spaces on Assessor’s Parcel #157-501-68 and shall be subject to the Parking Agreement of Record on Assessor’s Parcel #157-501-67 which parcel is neither the property nor under control of Lessor, as shown on Exhibit “L”.

44.	Rent Abatement.

Provided Lessee has not been in default or material breach of this Lease at any time during the Initial Term, the first four (4) months of Base Monthly Rent on Building “P” (90 Digital Drive) and one-half of each of the fifth through twelfth months of Base Monthly Rent on Building “O” (105 Digital Drive) shall be abated. In the event of default or material breach of this Lease on the part of Lessee within the Initial Term, where such default or material breach shall continue for any duration in excess of the cure periods herein provided, if any, and unless such continued duration of default or material breach is with Lessor’s express written consent, then such previously abated amount shall become immediately due and payable by Lessee to Lessor, without offset, notice or demand.

45.	Reduction in Security Deposit.

Provided Lessee is not in material breach or default of this Lease at any time during the initial Term, Lessee may apply to Lessor in writing within the first two months of the fifth year of the Initial Term (and again within the first two months of the seventh year of the Initial Term) for a reduction for each application of up to twenty percent (20%) of the Security Deposit held by Lessor as of the date of Lessee’s Application, and Lessor shall not unreasonably deny Lessee’s request to reduce the Security Deposit. Such reduction in Security Deposit shall be applied as a credit towards the next amount due from Lessee provided, however, that in no event shall the amount being held for security for this Lease ever be less than three (3) months of the Initial Monthly Base Rent.

46.	Real Property Taxes; Value Limitation.

For the first two years of the Initial Term of this Lease, Lessee shall not be responsible for the payment of any increase in Real Property Taxes resulting from an increased property valuation due solely to a sale or transfer of the property. Following the second year of the Initial Term of this Lease, Lessee shall be responsible for increased taxes arising from a sale or transfer of the Property.

47.	Option to Renew

If Lessee has not been in material breach or default of this Lease during the Initial Term (and, subsequently, first Option Term, if exercised), Lessee shall have two (2) successive options of five (5) years each to extend this Lease upon the following conditions:

a.	Lessee shall retain at least as much space as stated in the Basic Lease Information hereto attached, and in “As Is” condition.
b.	Lessee shall provide Lessor with written notice of their intent to exercise such option not less than nine (9) months prior to the Lease initial expiration date and, subsequently, the expiration of the first option period if it has been exercised.
c.	The Option(s) herein are personal to the Lessee and are not transferable to sub-tenants or assignees. The Options shall be transferable to “Lessee Affiliates” (as described in Paragraph 29 “a” of this Lease).
d.	Lessor and Lessee agree that any brokerage fee or commission incurred relating to the Option Period(s) shall be borne by the party incurring the fee or commission.
e.	The Base Monthly Rent for the first twelve (12) months of each option period exercised shall be at ninety-five percent (95%) of the then fair market rent for similar space in similar buildings in Novato, but shall be no more than 115% (One Hundred Fifteen Percent) of the Base Monthly Rent for the last month of the previous Lease term.

48.	Initial Improvements By Lessee

Lessee desires to make substantial changes to both the interior and exterior of the Premises, the scope and extent of which changes has not yet been determined. Lessee has provided Lessor copies of their most recent architectural concept drawings of Initial Improvements for attachment to this Lease as Exhibit “G”. It is agreed between Lessor and Lessee that all Initial Improvements, both Interior and Exterior, shall be made by Lessee under agreement with a licensed General Contractor who shall be reasonably approved by Lessor.

49.	Initial Interior Improvements

a.	Lessee shall diligently pursue completion of the preliminary space plan drawings which shall include, in detail, the proposed Initial Interior Improvements. Lessee shall submit two (2) sets of the preliminary space plans to Lessor as soon as available for Lessor’s review.
b.	Lessor shall have fourteen (14) days from receipt of the preliminary space plans to approve, disapprove or request reasonable modifications of the preliminary space

1

plans. If Lessor does not respond within fourteen (14) days of receipt of the preliminary space plans, said plans shall be deemed approved and shall be attached to this Lease as Exhibit “H”.

1.	As long as the preliminary space plans and specifications reasonably conform with the Use provisions of the lease the Lessor shall not unreasonably refuse to approve them.
2.	If Lessor requests modifications to conform the preliminary space plans and specifications to the Use provisions then Lessee shall have 10 days to make such modifications and resubmit to Lessor pursuant to this Paragraph 49.

c.	Lessee shall develop working drawings from approved preliminary space plans, such drawings to include finish specifications and final draft budget (the “Complete Working Drawings”). Lessee shall submit two (2) sets of Complete Working Drawings to Lessor for Lessor’s review and comments or approval.

d.	Lessor shall have fourteen (14) days from receipt of Complete Working Drawings to request reasonable modifications or approve the Complete Working Drawings. For the purposes of this provision, it shall be deemed reasonable for Lessor to disapprove elements of the Complete Working Drawings which deviate substantially from the approved preliminary space plans. If Lessor does not respond within fourteen (14) days of receipt of the Complete Working Drawings, said drawings shall be deemed approved. The approved Complete Working Drawings shall be attached to this Lease as Exhibit “I”.

e.	Once the Complete Working Drawings are approved, Lessee shall have the right to submit the approved plans for issuance of the appropriate Building Permit(s).

f.	Lessee shall provide Lessor with a copy of the General Contractor’s Agreement prior to commencement of any work on, or delivery of any materials to the Premises. It shall be a requirement of that agreement between Lessee and General Contractor to acquire the executed Estoppel form (attached as Exhibit “E”) from the General Contractor, prior to the commencement of any work on, or delivery of any materials to the Premises. Lessee or Lessee’s General Contractor will deliver the Estoppels to Lessor prior to commencement of work or delivery of materials to the Premises.

g.	Lessee shall provide Lessor with a copy of the Building Permit(s) upon issuance and two (2) sets of plans as approved by the appropriate government agency issuing the Building Permit(s).

h.	Lessee shall notify Lessor in writing not less than seven (7) days in advance of the commencement of any work on, or delivery of materials to the Premises so that Lessor may cause to be recorded a Notice or Notices of Non-Responsibility, or other Notice or Notices provided by law. Lessee shall further notify Lessor in writing within forty-eight (48) hours after such work commences.

i.	Prior to the commencement of work on the Initial Interior Improvements, Lessee and the General Contractor shall provide Lessor with a Performance and Payments Bond in an amount sufficient to ensure the General Contractor will promptly and faithfully perform said contract and payments to those subcontracted entities required in California Civil Code Section 3110. The Performance Bond shall include Lessor as Additional Obligee through attached rider. Upon execution of a contract between Lessee and General Contractor for the Initial Interior Improvements Lessee will file and record, pursuant to Civil Code Section 3235, the general contract and Payments Bond with the County of Marin and shall provide Lessor with a copy of the recorded documents. Lessee will provide Lessor with the documents required in this Paragraph 49, subsection ( i ) prior to start of work. Lessor reserves the right to require an increase in Performance and/or Payments Bond upon any change orders to the original contract between Lessee and General Contractor.

j.	Lessor shall have the right to stop work on the Initial Improvements unless and until the requirements of this Paragraph 49 are met.

k.	Lessee shall provide Lessor with copies of all change orders to the approved Complete Working Drawings. If the change contemplated in a change order is substantially different from the approved Complete Working Drawings or involved structural modifications to the Building(s) the Lessor shall have seven (7) days from receipt of same to request modification of or approve the change orders. “Substantially different” shall include, but not be limited to, any change in square footage, reducing the quality of the approved specifications, a change in the improvements such that they no longer comply with applicable codes, or a change in the improvements such that they no longer conform to the Use. If Lessor does not respond within seven (7) days, the change order shall be deemed approved.

l.	Upon completion of the Initial Interior Improvements, or twenty-four (24) months from the Commencement Date of this Lease, whichever occurs first, Lessee shall provide Lessor with a copy of the final, signed-off Building Permit(s) and two (2) complete sets of “As Built” plans, which shall replace Exhibits “G, H & I”.

m.	Lessor and Lessee agree that the Initial Interior Improvements approved by Lessor pursuant to this Paragraph 49 shall not be subject to restoration under the terms of this Lease, that such Initial Interior Improvements are not required to make the Premises habitable for the use stated in this Lease, and that Lessor’s election to waive restoration of same shall not be construed to indicate Lessor as a participating owner.

2

n.	All other changes, additions, deletions, modifications or improvements to the Premises not specifically included in the approved Initial Interior Improvements, or included in the approved Initial Interior Improvements but not completed within twenty-four (24) months of the Commencement Date of this Lease, shall be subject to the Terms of this Lease, Paragraphs 49 & 50 excepted.

50.	Initial Exterior Improvements

a.	Lessee shall diligently pursue development of renderings, specifications, preliminary budget and appropriate engineering reports (the “Preliminary Exterior Plans”) for Initial Exterior Improvements and shall provide two (2) sets to Lessor as soon as available for Lessor’s review.

b.	Lessor shall have fourteen (14) days from receipt of the Preliminary Exterior Plans to approve, disapprove or request reasonable modifications to said plans. If Lessor does not respond within fourteen (14) days, said plans shall be deemed approved, and shall be attached to this Lease as Exhibit “J”. If Lessor requests reasonable modifications to the Preliminary Exterior Plans then Lessee shall have fourteen (14) days to make such modifications and resubmit the plans to Lessor.

c.	Lessee shall develop Exterior Permit Plans from the approved Preliminary Exterior Plans with finish specifications, final draft budget and additional engineering reports (if any) (the “Exterior Permit Plans”). Lessee shall submit two (2) sets of Exterior Permit Plans to Lessor for Lessor’s review and comments or approval.

d.	Lessor shall have fourteen (14) days from receipt of the Exterior Permit Plans to request reasonable modifications or approve the Exterior Permit Plans. For the purpose of this provision, it shall be deemed reasonable for Lessor to disapprove any substantial structural changes between the Preliminary Exterior Plans and the Exterior Permit Plans. If Lessor does not respond within fourteen (14) days, said plans shall be deemed approved and shall be attached as Exhibit “K” to this Lease.

e.	Once the Complete Exterior Permit Plans are approved, Lessee shall have the right to submit the approved plans for issuance of the appropriate Building Permit(s).

f.	Lessee shall provide Lessor with a copy of the General Contractor’s Agreement prior to commencement of any work on, or delivery of any materials to the Premises. It shall be a requirement of that agreement to acquire the executed Estoppel form (attached as Exhibit “E”) from the General Contractor prior to the commencement of any work on, or delivery of any materials to the Premises. Lessee or Lessee’s General Contractor will deliver the Estoppels to Lessor prior to commencement of work or delivery of materials to the Premises.

g.	Lessee shall provide Lessor with a copy of the Building Permit(s) upon issuance and two (2) sets of plans as approved by the appropriate government agency issuing the Building Permit(s).

h.	Lessee shall notify Lessor in writing not less than seven days in advance of the commencement of any work on, or delivery of materials to the Premises so that Lessor may cause to be recorded a Notice or Notices of Non-Responsibility, or other Notice or Notices provided by law. Lessee shall further notify Lessor in writing within forty-eight (48) hours after such work commences.

i.	Prior to the commencement of work on the Initial Exterior Improvements, Lessee and the General Contractor shall provide Lessor with a Performance Bond and Payments Bond in an amount sufficient to ensure the General Contractor will promptly and faithfully perform said contract and payments to those subcontracted entities required in California Civil Code Section 3110. The Performance Bond shall include Lessor as Additional Obligee through attached rider. Upon execution of a contract between Lessee and General Contractor for the Initial Exterior Improvements Lessee will file and record, pursuant to Civil Code Section 3235, the general contract and Payments Bond with the County of Marin and shall provide Lessor with a copy of the recorded documents. Lessee will provide Lessor with the documents required in this Paragraph 50, subsection ( i ) prior to start of work. Lessor reserves the right to require an increase in the Performance and/or Payments Bond(s) upon any change orders to the original contract between Lessee and General Contractor.

j.	Lessor shall have the right to stop work on the Initial Exterior Improvements unless and until the requirements of this Paragraph 50 are met.

k.	Lessee shall provide Lessor with copies of all change orders to the approved Exterior Permit Plans. If the change contemplated in a change order is substantially different from the approved Exterior Permit Plans or involves structural modifications to the Building(s) the Lessor shall have fourteen (14) days from receipt of same to request modification of or approve the change orders. “Substantially different” shall include, but not be limited to, any change in square footage, reducing the quality of the approved specifications, materially modifying the finish specifications, or a change in the improvements such that they no longer comply with applicable codes. If Lessor does not respond within fourteen (14) days, the change order shall be deemed approved.

l.	Upon completion of the Initial Exterior Improvements, or twenty-four (24) months from the Commencement Date of this Lease, whichever occurs first, Lessee shall

3

provide Lessor with a copy of the final, signed-off Building Permit(s) and two (2) complete sets of “As Built” plans, which shall replace Exhibits “J & K”.

m.	Lessor and Lessee agree that the Initial Exterior Improvements approved by Lessor pursuant to this Paragraph 50 shall not be subject to restoration under the terms of this Lease, that such Initial Exterior Improvements are not required to make the Premises habitable for the use stated in this Lease, and that Lessor’s election to waive restoration of same shall not be construed to indicate Lessor as a participating owner.

n.	All other changes, additions, deletions, modifications or improvements to the Premises not specifically included in the approved Initial Exterior Improvements, or included in the approved Initial Interior Improvements but not completed within twenty-four (24) months of the Commencement Date of this Lease, shall be subject to the Terms of this Lease, Paragraphs 49 & 50 excepted.

Lessee: BioMarin Pharmaceutical Inc.		Lessor: Bayview Ignacio, LLC

/s/ Jeffrey Landau		/s/ Daniel Condiotti

By		By

Senior Vice President, Administration	6/16/03	Manager	6/16/03

Title	Date	Title	Date

/s/ Louis Drapeau

By:

Chief Financial Offiicer	6/16/03

Title	Date

4

ADDENDUM 2

51.)  Lessee shall have the right to occupy approximately 6,585 square feet of first floor office space located at 105 Digital from July 1st, 2003 to November 1st, 2003 or Lease Commencement date, whichever occurs first. Lessee’s occupancy shall be subject to all Terms, Conditions, Obligations and Covenants of the Lease. Base Monthly Rent for this period shall be $6,585.
Should Lease Commencement occur after November 1st, 2003, Lessee may continue occupancy of this space on a month-to-month basis until either party shall give 30 (thirty) days notice to the other party. Upon Lease Commencement this Paragraph shall expire.

Lessee	Lessor

/s/ JEFFREY I. LANDAU	/s/ J. WARZ

Jeffrey Landau, BioMarin Pharmaceuticals, Inc.	J. Warz, Bayview Ignacio, LLC

6/17/03	6/17/03

Date	Date

Exhibit “C”
Copy Of
DECLARATION OF COVENANTS AND PROTECTIVE STANDARDS
OF
IGNACIO INDUSTRIAL PARK, UNITS #3 AND 3A
NOVATO, CALIFORNIA

This declaration, made on January 20, 1982, is made by Debra Investment Corporation, a California corporation, and by Marvin Solland hereinafter referred to as “Declarants.”

Witnesseth:

WHEREAS, Debra Investment Corporation and Marvin Solland are the Owners of certain real property in the County of Marin, State of California, known as Ignacio Industrial Park, Units #3 and 3A, an more particularly described hereinafter; and

NOW, THEREFORE, Debra Investment Corporation and Marvin Solland hereby make the following Declaration:

Establishment of Protective Standards:

Declarant Owners of said property hereby declare that said property is now held and shall hereinafter be held, transferred, sold, conveyed and occupied subject to the protective standards herein set forth, each and all of which is and are for, and shall insure to, the benefit of and pass with each and every parcel of said property and shall apply to and bind the heirs, assignees, and successors in interest of any Owner thereof.

Description of Said Property:

Said property subject to this Declaration is described as follows, to wit: Lots 65 through 75, Lots 100 through 113, and Lots 125 through 137, all inclusive, Map of Ignacio Industrial Park, Unit #3, recorded on April 17, 1981 in Map Book 18, Page 44, Official Records of the County of Marin, County of Marin, State of California; and Lots 138 through 144 and Lots 145 through 151, inclusive, Map of Ignacio Industrial Park unit #3A, recorded on December 7, 1981 in Map Book 18 at Page 61, Official Records of the County of Marin, State of California.

ARTICLE I         Purpose of Protective Standards:

The purpose of these protective standards is to insure well-planned development and proper use of said property, to protect each property Owner against such adjacent development as may depreciated the value of his parcel; to require attractive and harmonious improvements; and in general to require a high quality of improvements throughout said property in accordance with these Covenants and Protective Standards for the mutual benefit of all parcel Owners.

ARTICLE II         Architectural Control Committee:

1.         Formation:

Debra Investment Corporation shall form an Architectural Control Committee, hereinafter called “Committee”, which shall consist of three members. The appointment of such members shall be disclosed by a written instrument setting forth the facts of the appointment, the names and business addresses for the members, and the period for which they are appointed. Said instrument shall be signed by Declarant, acknowledged before a Notary Public, and recorded in the officer of the County Recorder, of the County of Marin, State of California. Any changes in the membership of the Committee shall be similarly acknowledged and recorded. Upon resignation of a member, Declarant may appoint a replacement for the balance of the member’s term. A majority of the Committee may designate a representative to act for it. Any authorization, approval, or power given by the Committee must be in writing, and must be signed by at least one duly appointed member.

2.         Duties:

The Committee shall as soon as practicable after formation, develop basic specific design criteria, including but not limited to the following building design and site development issues:

A.	Building Materials
B.	Colors
C.	Signing (Identification and directional)

D.	Surface Treatment (walkways and paving)
E.	Lighting (building and area)
F.	Parking
G.	Landscaping
H.	Fencing

and shall utilize said design criteria in acting on projects in accordance with the procedures set forth in Article III.

3.         Succession:

At any time after seventy percent of the property subject to these restrictions has been sold; based upon the number of square feet owned as compared with the total number of square feet subject to these Restrictions, control of the Committee may be relinquished by the Declarant by a duly recorded written statement, and all powers and controls, including designation of Committee membership, may be transferred to an Ignacio Industrial Park Improvement Association.

ARTICLE III          Improvement Restrictions and Conditions:

1.         Site Plan an Architectural Approval:

No improvements, defined as any man-made/manufactured physical feature, shall be erected, placed, altered, maintained, or permitted to remain on any building site unless and until a complete set of plans and specifications therefor, including a plot plan, floor plan, sections and exterior elevations, including colors therefor, shall have been first submitted to and approved in writing by the Architectural Control Committee, as specified in Article II. Such plans and specifications, and color scheme shall be submitted for approval over the signature of the Owner of the building site or over the signature of his authorized Agent. Approval shall be based, among other things, on adequacy of site dimensions; conformity and harmony of external design, effect of location and use of improvements on neighboring sites; relation of topography, grade and finished ground elevation of the building site being improved to that of neighboring sites; plans and specifications to the purpose and intent of these protective standards.

The Committee shall not arbitrarily or unreasonable withhold its approval of such plans and specifications, plot plan, elevation, material and/or color scheme. If the Committee shall fail to approve of disapprove the same within thirty (30) days after they have been submitted, it shall be conclusively presumed that the Committee has approved said plans and specifications, and/or color schemes, subject to these protective standards. If, after such plans, specifications, and color schemes shall have been approved, the improvements or any part thereof shall be altered, erected or maintained upon the lot or building site otherwise than so approved by the Committee, such alteration or erection shall be deemed to have been undertaken and made without the approval of the Committee as required.

Neither the Committee nor its successors or assigns shall be liable in damages to anyone submitting plans, specifications and color scheme to it for approval or to any owner of land affected by this Declaration, by reason of mistake in judgement, negligence, or non-feasance arising out of or in connection with the approval or disapproval or failure to approve the same. Every person who submits plans, specifications and color scheme to property to the Committee for approval agrees, by submission of same, and every Owner of any of said property agrees acquiring title thereof, that he will not bring any action or suit against the Committee to recover such damages.

Notwithstanding anything to the contrary contained herein, after expiration of six months from recording of the Notice of Completion by the Owner of any improvement, said improvement shall in favor of purchasers and encumbrances in good faith and for value, to be in compliance with all provisions hereof unless actual notice of such completion or non-completion executed by the Committee shall appear on record in the office of the County Recorder of Marin County, California, or unless legal proceedings shall have been instituted to enforce compliance or completion.

2.         Landscaping:

Street and lot landscaping shall conform to the “Landscape Master Plan” and the “Landscape Guidelines” prepared for this industrial park by F. Furuichi and dated October 1980, revised October 1981. Copies are available at the Novato Planning Department.

All planting and irrigation plans shall be submitted to the Novato Planning Department for routine plan check and compliance to applicable standards, codes, covenants, and regulations.

3.         Succession of Authority to Modify:

At any time after seventy percent of the property subject to these Restrictions has been sold, based upon the number of square feet owned as compared to the number of square feet subject to these restrictions, Debra Investment Corporation may transfer authority for modification of this Article to an Ignacio Industrial Park Unit #3 and #3A improvement Association.

ARTICLE IV         Use Restriction and Condition:

1.         Permitted Uses:

The following uses may be established upon any property or site within Ignacio Industrial Park, Units #3 and #3A:

A.	Industrial, manufacturing and business service uses, conducted entirely within an enclosed structure, not involving retail sales or personal service activities, and not having objectionable characteristics of noise, odor, dust, smoke, or glare.
B.	Laboratories.
C.	Sale or repair of industrial or manufacturing equipment.
D.	Warehousing, wholesale distribution or storage uses.
E.	Professional or administrative offices.
F.	Retail sales which are specifically accessory to and directly related to an otherwise allowed use.
G.	Snack bars, barer shops, and similar small convenience service uses only if scaled to the size of the complex and intended to serve the tenants/employees of the park only
H.	Outdoor storage of goods and materials only if specifically incidental to a primary use within the building, and then only with the written consent of the Architectural Control Committee.

(Note:	Some of the above listed uses may require permits or requests for approval form government agencies: It is the business Owner’s/Operator’s responsibility for securing all such permits or approvals).

2.         Prohibited Uses:

The following uses may not be established upon any property or site within Ignacio Industrial Park Units #3 and #3A:

A.	Any use which is identifiable as one of the following:

1. Auto wrecking/dismantling
2. Auto repair (mechanical or electrical or body work)
3. Auto painting
4. Auto towing
5. Retail sales except as allowed by IC, F and G above.
6. Moving and storage
7. Mini-warehousing

B.	Any use which has any of the following characteristics:

1.	Smoke of a shade as dark or darker than that designated as No. 1 on the Ringleman Chart, as published by the United States Bureau of Mines, for a period aggregating more than three minutes in any one hour.
2.	Obnoxious odors
3.	Dust, dirt, or fly ash
4.	Noxious, toxic, or corrosive fumes or gases
5.	Unusual fire or explosion hazards as determined by the Novato Fire District.
6.	The disposal of garbage, refuse or objectional material within the bounds of the Industrial Park or bordering easements.
7.	Heat and glare, whether from floodlights or high temperature processes such as combustion, welding or otherwise. This shall apply to permitted signs.
8.	Vibrations.
9.	Electromagnetic interference
10.	Noise or sound that either:

a.	Exceeds seventy (70) decibels for a period(s) aggregating more than three (3) minutes in any one hour, measured at a distance of 25 fee and at a height of 6 feet; or
b.	Is objectionable due to intermittent beat, frequency or shrillness.

11.	Store-front display of product or merchandise.
12.	Outdoor storage unless specifically approved by the Architectural Control Committee.

ARTICLE V     Maintenance Requirements:

All improvements on each site, including - without limitation - landscaping, all walks, driveways, and the exterior of all structures on each site, shall be maintained in good order, repair and condition. All exterior painted surfaces shall be maintained in a first-class condition.

If the grounds and improvements on each site are not maintained in accordance with all of the requirements of these Restrictions, the Declarant shall have the right, after 10 days to enter upon the site to perform the required maintenance and repair. The expenses of such maintenance and repair shall be a joint and several obligation of the Owner and all Occupants of the site, and shall be payable upon demand of the Declarant and shall commence to bear interest at the maximum rate permitted by law from the date of demand for payment by the Declarant until the date of payment. Entry upon a site by the Declarant or its Agents for the purpose of maintenance and repair shall not be a trespass, and the Owner and all Occupants shall be deemed to have consented thereto.

ARTICLE VI     Enforcement:

1.     Abatement and Suit:

Violation or breach of any restrictions herein contained shall give to Declarant, and every Owner of property subject to these Restrictions, the right to prosecute a proceeding at law or in equity against the person or persons who have violated or are attempting to violate any of these Restrictions to enjoin or prevent them from doing so, to cause said violation to be remedied or to recover damages for said violation.

The result of every action or omission whereby any restriction herein contained is violated in whole or in part is hereby declared to be and to constitute a nuisance, and every remedy allowed by law or equity against an Owner, either public or private, shall be applicable against every such result and may be exercised by Declarant, or by any Owner of property subject to these Restrictions.

In any legal or equitable proceeding for the enforcement or to restrain the violation of the Declaration or any provisions thereof. The losing party or parties shall pay the attorney’s fees of the prevailing party or parties in such amount as may be fixed by the court in such proceedings. All remedies provided herein or at law or in equity shall be cumulative and not exclusive.

2.     Failure to Enforce Not a Waiver of Rights:

The failure of Declarant or any property Owner to enforce any protective standard herein contained shall in no event be deemed to be a waiver of the right to do so thereafter, of the right to enforce any other protective standard.

ARTICLE VII     Miscellaneous:

1.     Duration, Modification:

This Declaration, every provision hereof, and every covenant, condition, and protective standard contained herein shall continue in full force and affect for a period of thirty (30) years from the date hereof; provided, however, that this Declaration or any provision hereof, any covenant condition or protective standard contained herein, except for Article II (Architectural Control Committee) and Article III (Improvement Restrictions & Conditions), may be terminated, extended, modified or amended as to the whole of said property with the written consent of the Owners of fifty percent (50%) of the said property, based on the number of square feet owned as compared to the total number of square feet of said property. No such termination, extension, modification or amendment shall be effective until a property instrument in writing has been executed and acknowledged and recorded in the office of the Recorder of Marin County, California.

2.     Easements:

Said property, lots and building sites are and shall be subject to such easements as are now matters of public record and such easements are hereby reserved for the benefit of all the Owners, present or future, or the lots and building sites in said property.

3.     Assignability of Declarant’s Rights and Duties:

Any and all of the rights, powers and reservations of Declarant herein contained may be assigned by Declarant to any other person, corporation or association which will asso the duties of Declarant pertaining to particular rights, power and reservations assignee and upon any such person, corporation or association evidencing its consent in writing to accept such assignment and assume such duties, he or it shall, to the extent of such assignment, have the same tasks and powers and be subject to the same obligations and duties as are given to an assumed by Declarant. The term “Declarant”, as used herein, includes all such assignees and their heirs, successors and assigns.

4.     Constructive Notice of Acceptance:

Every person who now or hereafter owns or acquires any right, title, estate or interest in or to any portion of said property is and shall be conclusively deemed to have consented and agreed to every covenant, condition and protective standard contained herein, whether or not any reference to this Declaration is contained in the instrument by which such person acquired an interest in said property.

5.     Right of Mortgagees:

All restrictions and other provisions herein contained shall be deemed subject and subordinate to all mortgage and deeds of trust now or hereafter executed upon land subject to these protective standards, and none of said protective standards shall supercede or in any way reduce the security or affect the validity of any such mortgage or deed of trust; provided, however, that if any portion of said property is sold under a foreclosure of any mortgage or under the provisions of any deed of trust, any purchaser at such sale, and his successors and assignees, shall hold any and all property so purchased subject to all of the protective standards and other provisions of this Declaration.

6.     Mutuality, Reciprocity Runs With Land:

All protective standards, conditions, covenants and agreements contained herein are made for the direct, mutual and reciprocal benefit of each and every part and parcel of said property; shall create mutual, equitable servitude upon each parcel; shall create reciprocal rights and obligations between the respective Owners of all parcels, and privity of contract and estate between all grantees of said parcel, his heirs, successors and assigns; operate as covenants running with the land, for the benefit of all parcels.

7.     Marginal Headings:

The marginal headings of titles to the paragraphs of the Declaration are not a part of this Declaration and shall have no effect upon the constitution or interpretation of any part thereof.

ARTICLE VII     Miscellaneous:

8.     Effect of Invalidation:

In any provision of this Declaration is held to be invalid by any court, the invalidity of such provision shall not affect the validity of the remaining provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Declaration on the date first hereinabove written.

A. CONDIOTTI, President	MARVIN SOILAND
DEBRA INVESTMENT CORPORATION	OWNER OF LOTS 65 THROUGH 76,
INCLUSIVE, of IGNACIO INDUSTRIAL PARK, UNIT #3
STATE OF CALIFORNIA)
COUNTY OF SONOMA)

     On January 20, 1982, before me, the undersigned, a Notary Public in and for said County and State personally appeared A. Condiotti known to me to be the President and known to me to be the of the corporation that executed the within instrument, and known to me to be the persons who executed the within instrument on behalf of the corporation therein named and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

WITNESS my hand and official seal.
Notary Public in and for said County and State
My commission expires August 2, 1982.

FOUNDATION OF ARCHITECTURAL CONTROL COMMITTEE
for
IGNACIO INDUSTRIAL PARK, UNITS # 3 AND # 3A
IN ACCORDANCE WITH THE DECLARATION OF RESTRICTIONS
FOR THOSE SUBDIVISIONS

DEBRA INVESTMENT CORPORATION hereby appoints the following individuals as the members of the Architectural Committee in accordance with Article II of the Declaration for Covenants and Protective Standards for Ignacio Industrial Park, Units #3 and #3A. Novato, California.

1. Mr. A. Condiotti	2. Marvin Soiland	3. Mr. Phillip A. Trowbridge
Debra Investment Corporation	Soiland Company, Inc.	Debra Investment Corporation
P.O. Box 6855	1220 Airport Boulevard	P. O. Box 6855
Santa Rosa, CA 95406	Santa Rosa, CA 95401	Santa Rosa, CA 95406

A. Condiotti, President
Debra Investment Corporation

State of California)
County of Sonoma)

On this 20th day of January in the year one thousand nine hundred and eighty-two, before me, Linda Tower, a Notary Public, State of California, duly commissioned and sworn, personal appeared Marvin Soiland, known to me to be the person whose name is acknowledged to me that be executed the same.

IN WITNESS WHEREOF I have herein set my hand and affixed in official seal in the County of Sonoma the day and year this certificate first above written.

Notary Public, State of California
My commission expires August 2, 1982

EXHIBIT 1
TO EXHIBIT “C”

PROPERTY DESCRIPTION FOR LAKEPOINT BUSINESS PARK

Description of Said Property:

Said property subject to this Declaration is described as follows, to wit: Lots 65 through 75, Lots 100 through 113, and Lots 125 through 137, all inclusive, Map of Ignacio Industrial Park, Unit #3, recorded on April 17, 1981 in Map Book 18 page 44 Official Records of the County of Marin, State of California,; and Lots 138 through 144 and Lots 145 through 151, inclusive, Map of Ignacio Industrial Park Unit #3A, recorded on December 7, 1981 in Map Book 18 page 64, Official Records of the County of Marin, State of California.

EXHIBIT “D”

POLICY NUMBER__________________________________

THIS ENDORSEMENT CHANGES THE POLICY
ADDITIONAL INSURED-LESSOR OF PREMISES

This endorsement modifies insurance provided under the following:
GENERAL LIABILITY COVERAGE

1	Designation of Premises:
BAYVIEW BUSINESS PARK
90 & 105 Digital Drive
Novato, California
Buildings “O” & “P”

2	Name of Organization—Additional Insured:
Bayview Ignacio, LLC
P. O. Box 11068
Santa Rosa, California 95406-1068
(707) 544-7050
(707) 523-7031 Fax

WHO IS AN INSURED is amended to include as insures the organization named above but only with respect to liability arising out of the ownership, maintenance or use of that part or parts of the Premises leased to you and designated above.

The insurance provided to the additional insured by this policy shall be primary to, and non-contributory with, any other insurance available to the additional insured as the Named Insured, and such other insurance shall only apply in excess of this insurance.

EXHIBIT “E”

ESTOPPEL STATEMENT

The undersigned hereby acknowledges the notification and receipt of the Notice of Non-responsibility (a copy of which is attached hereto) by the property owner and Lessor, Bayview Ignacio, LLC, with respect to

.

The undersigned is aware that the filing and posting of such Notice of Non-responsibility, as set forth in Section 3094 of the California Civil Code, has the effect of exempting Lessor’s interest in the property from any mechanics’ liens filed in connection with any alterations, changes, additions or improvements performed at the request of Lessee.

The undersigned acknowledges and understands that the Notice of Non-responsibility is the method by which a property owner exempts the property from mechanics’ liens and notifies all those who are expending labor and/or materials on a project that the property owner will not be responsible for such labor and/or materials.

The undersigned acknowledges that Lessor is NOT a PARTICIPATING OWNER (i.e., Lessee is not an agent of Lessor in performing any alterations, changes, additions or improvements. Such work is not a condition of the Lease, and does not materially enhance the value of Lessor’s property) and that no relationship exists between Lessor and Lessee other than that of landlord and tenant. The undersigned acknowledges and understands that Lessor claims no ownership interest in such tenant improvements, and any retention of such improvements as part of the Premises when they are returned to Lessor at the termination of the Lease is not a requirement under the Lease, and may occur only if Lessee desires to avoid the expense of restoring the property to its condition prior to the Lease and complies with such requirements under the Lease. Accordingly, the undersigned hereby waives and relinquishes any and all rights to assert a claim and/or file a mechanics’ lien against the Lessor’s interest in the property relating to or arising from the work described herein; provided, however, that nothing in this estoppel shall prohibit any claims from being made against the Lessee’s interest in the property and/or Lessee’s alterations, changes, additions or improvements thereto.

By:	Date

For: California Contractor’s License #

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